EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 27, 2000 included in the company's previously filed registration statement on Form S-1, and to all references to our Firm included in this registration statement.

/s/ ArthurAndersen LLP

  Detroit, Michigan
     October 25, 2000